DEFA14A 1 ddefa14a.htm SOLICITING MATERIAL PURSUANT TO 240.14A-12
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

MICREL, INCORPORATED

(Name of Registrant as Specified in its Charter)

N/A

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Item 1. The following is the text of a press release issued by Micrel, Incorporated on March 26, 2008.

MICREL RECEIVES REQUEST TO CALL A SPECIAL MEETING OF SHAREHOLDERS

SAN JOSE, CA, MARCH 26, 2008 – Micrel, Incorporated (NASDAQ: MCRL) today announced that it has received a purported request from Obrem Capital Management LLC (Obrem) and certain of its affiliates to call a special meeting of the shareholders on May 20, 2008.

The request also includes proposals to remove the Company’s current Board of Directors, to amend the Company's bylaws to permit a majority of the outstanding shares to set the size of the Board, to change the size of the Board of Directors to six, to rescind the Company’s Shareholder Rights Plan, and to elect six directors designated by Obrem.

Micrel’s Board will review the notice and consider it in light of the best interests of all shareholders of the Company.

About Micrel, Incorporated

Micrel, Incorporated is a leading global manufacturer of IC solutions for the worldwide analog, Ethernet and high bandwidth markets. The Company's products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs. Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products. Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, California with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia. In addition, the Company maintains an extensive network of distributors and reps worldwide. Web: http://www.micrel.com. Nothing contained herein is intended to be part of a proxy solicitation, and none of the statements above should be deemed to be, in whole or in part, solicitation material. The Company intends to file a proxy statement with the Securities and Exchange Commission in connection with any shareholders' meeting that will be held, which will be mailed to shareholders along with a white proxy card.

IMPORTANT INFORMATION / SOLICITATION PARTICIPANTS LEGEND

 Micrel, Incorporated and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Micrel, Incorporated in connection with any meeting of shareholders that may be held.  Information regarding the interests of these directors and executive officers in connection with the matters to be voted on at any meeting that may be held will be included in the proxy statement filed by Micrel, Incorporated in connection with any such meeting.  In addition, Micrel, Incorporated files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission (the “SEC”).  These documents are available, and the proxy statement, when it is filed, will be available free of charge at the SEC’s web site at www.sec.gov or from Micrel, Incorporated at www.micrel.com.  SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

Contact:

Micrel, Incorporated
2180 Fortune Drive
San Jose, CA 95131
USA
Tel: +1 408-944-0800
Fax: +1 408-944-0970

Richard D. Crowley
1 408 474 3654 Tel
1 408 474 1077 Fax